UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Toreador Resources Corporation
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Toreador Resources Corporation Notice of 2011 Annual Meeting of Stockholders and Proxy Statement
Please Complete, Sign, Date And Return Your Proxy Promptly
Tuesday, May 31, 2011 11:00 a.m. EDT Sofitel New York Le Grand Paris Ballroom 45 West 44th Street New York, New York

Toreador Resources Corporation
c/o Toreador Holding SAS
5 rue Scribe
75009 Paris, France
+33 1 47 03 34 24
+33 1 47 03 33 71

April 27, 2011

Dear Toreador Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Resources Corporation. The meeting will be held at 11:00 a.m. EDT on Tuesday, May 31, 2011, at the Sofitel New York, Le Grand Paris Ballroom, 45 West 44th Street, New York, New York. Your Board of Directors and management look forward to greeting those of you able to attend in person.

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  You will find enclosed a Notice of Annual Meeting of Stockholders that identifies the proposals for your action.

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  At the meeting we will present a report on Toreador's 2010 business results, current plans and other matters of current interest to you.

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  You will also find enclosed Toreador's 2010 Annual Report.

        Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in Toreador's affairs. Whether or not you can attend the meeting, please read the proxy statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, or vote via the internet or by telephone, as described in the instructions included with your proxy card, so that your shares will be represented at the meeting.

        On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Craig M. McKenzie, President and Chief Executive Officer

TOREADOR RESOURCES CORPORATION
c/o Toreador Holding SAS
5 rue Scribe
75009 Paris, France

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Tuesday, May 31, 2011

To Our Stockholders:

        The Annual Meeting of Stockholders (the "Annual Meeting") of Toreador Resources Corporation, a Delaware corporation ("Toreador" or the "Company"), will be held on Tuesday, May 31, 2011, at 11:00 a.m. EDT at the Sofitel New York, Le Grand Paris Ballroom, 45 West 44th Street, New York, New York, for the following purposes:

  (1)
  To elect five directors, each to serve until the 2012 Annual Meeting of Stockholders;

  (2)
  To consider and conduct a non-binding, advisory vote regarding the compensation of our named executive officers;

  (3)
  To consider and conduct a non-binding, advisory vote regarding the frequency of stockholder voting on compensation of our named executive officers;

  (4)
  To consider and vote upon a proposal to ratify the appointment of Ernst & Young Audit as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

  (5)
  To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record of Toreador common stock at the close of business on April 1, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A record of Toreador's activities is contained in the enclosed 2010 Annual Report.

Dated: April 27, 2011
Sincerely,

Craig M. McKenzie, President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE, AS DESCRIBED IN THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE TOREADOR THE EXPENSE OF FURTHER SOLICITATION.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 31, 2011

        This Proxy Statement and the Annual Report for the fiscal year ended December 31, 2010 are available for viewing, printing and downloading at https://materials.proxyvote.com/89150.

TOREADOR RESOURCES CORPORATION

i

TOREADOR RESOURCES CORPORATION
c/o Toreador Holding SAS
5 rue Scribe
75009 Paris, France
+33 1 47 03 34 24

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on Tuesday, May 31, 2011

GENERAL

        Your proxy is being solicited by the Board of Directors of Toreador Resources Corporation ("Toreador" or the "Company") for use at the 2011 Annual Meeting of Stockholders of Toreador (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, May 31, 2011, at 11:00 a.m. EDT at the Sofitel New York, Le Grand Paris Ballroom, 45 West 44th Street, New York, New York. Directions to our Annual Meeting at the Sofitel New York are available at +1 (212) 354-8844. This proxy statement and form of proxy are being sent to you on or about April 27, 2011.

        Toreador will bear the cost of soliciting proxies. We will use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock. We have not retained any other person to solicit proxies on our behalf.

Proxies

        Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the Annual Meeting in accordance with your directions. To be valid and counted at the Annual Meeting, you must properly sign, date and return the proxy card to us or vote via the internet or by telephone, as described in the instructions included with your proxy card. If you do not provide any direction as to how to vote your shares, your shares will be voted:

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  FOR the election of the five nominees for directors named in the proxy card;

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  FOR the approval of the compensation of our named executive officers;

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  FOR holding future stockholder advisory votes on the compensation of our named executive officers every 1 YEAR; and

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  FOR the ratification of the appointment of Ernst & Young Audit as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

        Although the Board of Directors knows of no other business to come before the Annual Meeting, the persons named in the proxy card intend to vote on any such new matters in accordance with their best judgment. Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of Toreador common stock representing a majority of the vote present in person or by proxy at the Annual Meeting, provided that if a quorum does not exist, without further notice other than by an announcement made at the Annual Meeting.

        You may revoke your proxy at any time before it has been voted at the Annual Meeting by giving written notice of such revocation to the Secretary of Toreador, by submitting a proxy having a later date or by withdrawing your proxy and voting in person at the Annual Meeting.

 Voting Procedures and Tabulation

        One-third of the shares of outstanding Toreador common stock entitled to vote, present at the Annual Meeting, in person or by proxy, will constitute a quorum at the Annual Meeting. For purposes of the quorum and the discussion below regarding the votes necessary to take the requested stockholder action (i) stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the Annual Meeting, are considered stockholders who are present and entitled to vote and they are counted toward the quorum, and (ii) stockholders of record who cause broker non-votes are considered stockholders who are present and entitled to vote and are counted toward the quorum so long as such stockholders are entitled to vote on at least one matter.

        Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified us on a proxy form or otherwise has advised us that the broker lacks voting authority.

        Election of Directors.    Assuming a quorum is present, directors are elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. Votes may be cast in favor of, or withheld with respect to, each nominee. We will not count abstentions and broker non-votes for this purpose.

        Non-binding Advisory Vote on Executive Compensation.    Votes may be cast in favor of, against or withheld with respect to, the proposal. As the vote is advisory only and not binding, there is no required vote. In determining the results, however, abstentions and broker non-votes will effectively count as a vote against the proposal.

        Non-binding Advisory Vote on Frequency of Stockholder Voting on Executive Compensation.    Votes may be cast in favor of holding a vote every one year, every two years or every three years or withheld from voting. As the vote is advisory only and not binding, there is no required vote. In determining the results, however, abstentions and broker non-votes will be considered only in establishing the total vote and the percentage of shares voted for each category.

        Ratification of Appointment of Ernst & Young Audit as Independent Registered Public Accounting Firm.    Assuming a quorum is present, the ratification of appointment of Ernst & Young Audit requires the affirmative vote, in person or by proxy, of a majority of the total votes cast on the proposal. Votes may be cast in favor of, against or withheld with respect to, the proposal. We will not count abstentions and broker non-votes for this purpose. Abstentions and broker non-votes will effectively count as a vote against the proposal.

        We will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report on the voting. Prior to the Annual Meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the Annual Meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast (i) for or withheld with respect to each nominee for director, (ii) for, against or abstaining with respect to stockholder non-binding advisory vote regarding executive compensation, (iii) for holding a non-binding advisory vote regarding executive compensation every one year, every two years or every three years, (iv) for, against or abstaining with respect to the ratification of the appointment of Ernst & Young Audit as our independent registered public account, and (v) for, against or abstaining with respect to each other matter as may properly come before the Annual Meeting or any adjournment thereof.

 Voting Securities

        Only the stockholders of record at the close of business on April 1, 2011, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. As of April 1, 2010, there were 25,951,429 shares of Toreador common stock, par value $0.15625 per share, outstanding. There is no other outstanding class of voting securities. Each share of Toreador common stock is entitled to one vote. All references to "stockholders" in this proxy statement refer to holders of Toreador common stock.

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Our bylaws currently provide that the Board of Directors will consist of not less than five nor more than 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors to be elected at the Annual Meeting at five.

        Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Each director is elected to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified or until such director's earlier resignation or removal.

        The Company believes that the roles of Chairman of the Board of Directors and Chief Executive Officer should be held by separate persons as an aid in the Board's oversight of management. Moreover, the Chairman of the Board should be independent of the management of the Company. This policy, set forth in our Corporate Governance Guidelines and our bylaws, allows our Chief Executive Officer, Craig McKenzie, to focus on the day-to-day operation of the business, while allowing a non-executive Chairman to focus on leadership of the Board of Directors and provide unencumbered direction on Company-wide issues. The Board of Directors also believes that there are advantages to having an independent chairman for matters such as: facilitating communication and relations between the Board of Directors and senior management, seeking and adopting company-wide strategies and policies, ensuring effective director and management evaluation processes and overseeing effective implementation of Sarbanes-Oxley requirements.

        On April 16, 2011, the Board of Directors reduced the required number of members on the Board of Directors from six to five. As planned in connection with this amendment, our previous non-executive Chairman, Dr. Peter Hill, resigned from our Board of Directors. The Board approved a five-member Board of Directors because it reduces the chance of a Board stalemate that naturally could result with an even number of directors, brings the size of our Board in correspondence with the scope of our company and creates efficiency and effectiveness by increasing flexibility and participation of the individual members of the Board. The newly-elected Board of Directors intends to select a new non-executive Chairman at the meeting of the Board of Directors held in conjunction with the Annual Meeting of Stockholders.

        The Board of Directors and its committees play a key role in overseeing the process for identification, assessment and mitigation of risks that are material to the Company, such as market, liquidity, reputational, operational and legal and compliance risks. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify the Company's risk management strategies. In addition, the Board and its committees review and assess the Company's corporate governance and other policies and procedures. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks through regular committee reports. Management is responsible for day-to-day operations and regularly reports to the Board on enterprise or other risks.

        A key responsibility of our Board of Directors is to ensure that an effective process is in place to provide continuity of leadership over the long term. Periodically throughout the year, the Board of Directors has succession-planning reviews during its executive sessions. During these reviews, the independent directors discuss future candidates for senior executive positions, succession timing for those positions, and development plans for candidates. In addition, our Board of Directors reviews and discusses succession-planning for our non-executive Chairman and committee chairman positions. This process ensures continuity of leadership over the long term, and it forms the basis on which we intend to make ongoing leadership assignments.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the performance of our system of internal controls, legal and regulatory compliance, our audit, accounting and financial reporting processes, related-person transactions, compliance with our Code of Ethical Conduct and Business Practices and major financial risk exposures and steps taken by management to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation practices in order to ensure that they do not encourage unnecessary and excessive risk-taking by management. The Nominating and Corporate Governance Committee reviews and assesses the contents of our Corporate Governance Guidelines and Code of Ethical Business Conduct and Business Practices in managing risks related to corporate governance and business conduct and ethics.

Nominees for Director

        The five nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. All of the nominees are presently directors of Toreador. The table below contains information regarding all director nominees.

NOMINEE	AGE	BACKGROUND
Bernard de Combret	68	Mr. de Combret has served as a director of Toreador since September 2009. Mr. de Combret, a French citizen, is the former Deputy Chairman of the Executive Committee of Total. Mr. de Combret is currently a non-executive director of Winstar Resources Ltd. He is also a member of the International Advisory Board of Banco Santander and a member of the Advisory Board of Reech AiM Partners LLP. Mr. de Combret spent 24 years from 1978 to 2002 (until he retired) with Elf and then Total where he held several executive positions, including but not limited to, Chief Executive for Refining/Marketing, Chief Executive for Gas, Power, and New Energy, and Chief Executive for Trading and Transportation. Mr. de Combret also has served as a member of the Board of Directors for various public companies including, among others, CEPSA, Intercontinental Exchange (ICE), Banco Central Hispano, and Maurel & Prom, and for subsidiaries of public companies (Atochem, Axa Re, Renault VI). Prior to joining the oil industry, Mr. de Combret was a high civil servant in France, holding senior positions in the Ministry of Finance and in the Ministry of Foreign Affairs. Mr. de Combret graduated from Ecole Polytechnique and Ecole Nationale d'Administration (ENA) and is fluent in French, English, and Spanish. Mr. de Combret currently serves as a member of our Audit Committee and Chairman of our Compensation Committee. Mr. de Combret brings to the Board of Directors a wealth of multi-national leadership and corporate governance experience, as well as strong financial and public policy track records.

NOMINEE	AGE	BACKGROUND
Adam Kroloff	49	Mr. Kroloff has served as a director of Toreador since June 2009. Mr. Kroloff is a Vice President (strategic projects) of BP plc with 20 years of experience in the oil and gas business. Mr. Kroloff has worked internationally for BP for more than a decade in roles at group-level and across each business division. His focus is governance, strategy and law. Prior to joining BP, Mr. Kroloff was a litigator. He holds a Juris Doctorate from the University of California, Hastings College of the Law and a Bachelor of Arts degree from Claremont McKenna College, and is a member of the California (inactive) and Alaska (active) bars. Mr. Kroloff currently serves as a member of our Compensation Committee and Chairman of our Nominating and Corporate Governance Committee. Mr. Kroloff brings to the Board of Directors extensive global industry experience in governance, strategy and the law, as well as a background in complex litigation.
Craig M. McKenzie	47
		Mr. McKenzie has been our President and Chief Executive Officer since March 2009 and served as our interim President and Chief Executive Officer and a director beginning in January 2009. From October 2007 to December 2008, he was the Chief Executive Officer and Director of Canadian Superior Energy, Inc., a Canadian oil and gas exploration and production company. From May 2004 to September 2007, he was the President of BG Trinidad & Tobago of BG Group plc, an integrated natural gas company. He was a member of the Atlantic LNG stockholders' board from September 2004 to September 2007. From 1986 to May 2004, he was at BP plc (Amoco Corporation prior to the merger) where he held various senior level positions, including unit leader of North Sea Projects and Exploration, Executive Assistant in the office of the Group Chief Executive Officer and Negotiator within the Mergers and Acquisitions Group. Mr. McKenzie's industry experience includes working in over 20 countries in both operations and commercial positions, and he holds a BS degree in Petroleum Engineering from Louisiana State University and a Masters in Management from the Kellogg School of Management, Northwestern University. Mr. McKenzie brings to the Board of Directors a strong history of global operational, commercial and mergers and acquisition leadership experience.

NOMINEE	AGE	BACKGROUND
Ian Vann	62	Mr. Vann has served as a director of Toreador since June 2009. Mr. Vann is an experienced oil and gas industry professional and executive. He was employed by BP plc for 30 years from 1976 to 2007. Mr. Vann served BP in a number of roles, including General Manager International Exploration, General Manager Africa, VP Exploration, Group Vice President Technology and Group Vice President Exploration and Business Development. During the last ten years of his service with BP, Mr. Vann was responsible for all exploration activity throughout the global portfolio of the company. Following his retirement from BP in 2007, Mr. Vann was appointed as non-executive director of Serica Energy PLC, an oil and gas exploration and production company listed in Toronto and London. Serica Energy is engaged in exploration and production activities in offshore NW Europe and in Indonesia. In 2008, Mr. Vann was appointed to the Board of Directors of Spectraseis AG, a privately owned company based in Zurich, Switzerland, supplying innovative seismic data acquisition and processing services to the oil industry. In 2010, Mr. Vann was elected as a Trustee and Board member of The Yard, a charity providing services for variously-abled children and their parents in Scotland. Also in 2010, Mr. Vann was appointed as a Technical Advisor to the Board of Directors of Cairn Energy PLC, an oil and gas exploration company with interests in Greenland and offshore Europe. In 2007, Mr. Vann was appointed Visiting Professor within the Department of Geology at Princeton University and Visiting Fellow within the Princeton Environmental Institute. Mr. Vann currently serves as a member of our Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Vann brings to the Board of Directors a long and intensive experience of upstream oil and gas activities throughout the world. His experience spans deep familiarity with the petroleum geology of most of the world's oil and gas basins, with the broad expanse of oil and gas technology and with the political and economic aspects of the oil business.

NOMINEE	AGE	BACKGROUND
Herbert C. Williamson III	62	Mr. Williamson has served as a director of Toreador since January 2006. He is a private investor and has significant oil and gas experience with a strong focus on international activities. From July 2001 to June 2002, he was a part-time consultant to Petrie Parkman and Company for new business development. From April 1999 through July 2001 he was a Director and Interim Chief Financial Officer of Merlon Petroleum Company. From October 1998 through April 1999 he was a Director and Chief Financial Officer of Seven Seas Petroleum. From 1995 through 1998 he was a Director in the Energy Group of Credit Suisse. From 1985 until 1995, he was Vice Chairman and Executive Vice President at Parker & Parsley Petroleum Company. Mr. Williamson holds an MBA degree from Harvard Business School (1977) and a BA degree from Ohio Wesleyan University (1970). He also serves as a director of Merlon International, a private oil and gas exploration company with primary operations in onshore Egypt, and as a director of Eagle Rock Energy Partners, LLC (EROC, NASDAQ), a domestic U.S. midstream and upstream oil and gas company. Mr. Williamson currently serves as a member of our Nominating and Corporate Governance Committee and Chairman of our Audit Committee. Mr. Williamson brings to the Board of Directors extensive industry experience as an executive and a consultant with a focus on finance, investment banking and general management.

        The Board of Directors has determined that each of the five nominees standing for election at the Annual Meeting, other than Mr. McKenzie, is an "independent director" pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules. There are no arrangements or understandings between the nominees for directors and any other person pursuant to which the nominees were selected for this Annual Meeting.

        None of our officers, directors or nominees has been involved in any legal proceedings that would be required to be disclosed under Item 401(f) of Regulation S-K, except on March 5, 2009, Canadian Superior Energy, Inc. filed a voluntary petition for bankruptcy protection under the Company's Creditors Arrangement Act (Canada) in the Court of Queen's Bench of Alberta; the company emerged from bankruptcy protection in September 2009. Craig McKenzie was the Chief Executive Officer and Director of Canadian Superior Energy, Inc. from October 2007 to December 2008.

        Bernard de Combret, along with other current or former employees of Total S.A. was placed under a mis en examen in connection with an inquiry concerning activities involving Total which occurred prior to his retirement from that company in late 2001 involving the "Oil-for-Food" program. Although there is no equivalent to "mis en examen" in the U.S. system of jurisprudence, it is an investigative, preliminary stage of proceedings that does not entail any filing of charges or any requirement that he stand trial. In 2010, the Public Prosecutor's office in Paris, France recommended that the Investigating Magistrate dismiss the inquiry and decline prosecution with respect to Mr. de Combret.

The Board of Directors recommends a vote FOR the election of each of the above named director nominees.

BOARD OF DIRECTORS

        The Board of Directors conducts its business through meetings of the full Board and through three standing committees of the Board: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. In addition, the Board had a special Strategic Committee that disbanded in June 2010 upon completion of its assigned duties as described below. During the fiscal year ended December 31, 2010, the Board of Directors held eleven meetings, the Nominating and Corporate Governance Committee held eight meetings, the Audit Committee held eight meetings, the Compensation Committee held nine meetings and the Strategic Committee held three meetings. While serving as a director, each director attended more than 80% of the aggregate meetings of the Board of Directors and of the committees on which he served, including four nominees for director with perfect attendance, except that Mr. Vann, during the periods that he served, attended less than 75% of the total number of meetings of the Board of Directors and of the committees on which he served. Mr. Vann's absences largely were due to scheduling conflicts with specially-called meetings in early 2010. Mr. Vann also attended numerous technical meetings related to the peer review work of our team in 2010, which are not reflected on his official attendance numbers.

        A copy of our Corporate Governance Guidelines is available for inspection on our website at www.toreador.net.

Board Attendance Policy

        Toreador encourages all directors to attend Toreador's Annual Meeting of Stockholders, and for the Annual Meeting of Stockholders held in June 2010, all directors nominated for election attended the Annual Meeting of Stockholders in person. Attendance of our directors at the Annual Meeting of Stockholders is considered in our annual board assessment process and demonstrates the willingness of our directors to commit time and energy to their responsibilities as directors.

Stockholder Communications with Directors

        Toreador has a process for stockholders to send their communications to the Board of Directors. Currently, any stockholder who desires to contact an individual director, the entire Board of Directors or a committee of the Board of Directors may send a written communication to the Secretary of Toreador by mail to Corporate Secretary, Toreador Resources Corporation, 13760 Noel Road, Suite 1100, Dallas, Texas 75240-1383. The Secretary will submit all stockholder communications to the appropriate directors, and will send a written acknowledgment to a stockholder upon receipt of his or her communication submitted in accordance with the provisions set forth in this proxy statement, in each case unless the communication is frivolous or includes advertising, solicitation for business, requests for employment, requests for contribution or a communication of a similar nature. A stockholder communication relating to Toreador's accounting, internal accounting controls or auditing will be referred to the members of the Audit Committee. A stockholder wishing to contact the directors may do so anonymously; however, stockholders are encouraged to provide the name in which Toreador's shares of stock are held and the number of such shares held.

        The following communications to the directors will not be considered a stockholder communication: (i) communication from a Toreador officer or director; (ii) communication from a Toreador employee or agent, unless submitted solely in such employee's or agent's capacity as a stockholder; and (iii) any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 COMMITTEES

        Toreador's Board of Directors has the following standing committees: Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is currently composed of Messrs. Kroloff (Chairman), Vann and Williamson. The functions of the Nominating and Corporate Governance Committee include: (i) recommending to the Board of Directors the nominees for the Board of Directors; (ii) recommending to the Board of Directors the nominees for the committees of the Board of Directors; (iii) reviewing and assessing the contents of our Code of Ethical Conduct and Business Practices and Corporate Governance Guidelines and recommending changes thereto to the Board of Directors; and (iv) recommending to the Board of Directors appointment of the Chief Executive Officer and other key officers. The Nominating and Corporate Governance Committee held eight meetings in 2010, and overall committee attendance was 91%.

        A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.toreador.net.

Process of Identifying and Evaluating Director Nominees

        The Nominating and Corporate Governance Committee is responsible for identifying and screening candidates for membership to the Board of Directors, using the criteria described below, and recommending director nominees to the Board of Directors. The committee considers various potential candidates for membership on the Board of Directors that come to the attention of the committee through current members of the Board of Directors, stockholders (as described below) or other persons. Additionally, the committee has the authority to retain a search firm and other expert advisors, as it deems necessary, to fulfill its responsibility of identifying candidates for membership on the Board of Directors and to determine, on behalf of Toreador, such firm's reasonable fees.

        Each candidate, whether identified by the committee, recommended by a stockholder or otherwise, is evaluated in the same manner and according to the same process. The Nominating and Corporate Governance Committee assesses the appropriate mix of skills and characteristics required of members of the Board of Directors in the context of the perceived needs of the Board of Directors or any of its committees at a given point in time. The committee evaluates the qualifications of each candidate against the criteria outlined below, as well as any additional criteria it sees fit to consider in making its recommendation to the Board of Directors concerning a candidate's nomination for election or re-election as a director.

        The Nominating and Corporate Governance Committee recognizes the value of diversity and endeavors to ensure a Board of Directors with a diverse portfolio of backgrounds, skills and experiences. As such, the committee has not approved any specific minimum qualifications that must be met by a committee-recommended nominee for director. Instead the committee evaluates the qualifications of each candidate against the criteria outlined below, as well as any additional criteria it sees fit to consider in making its recommendation to the Board of Directors concerning a candidate's nomination for election or re-election as a director. We believe that our Board of Directors, led by a group of business leaders with varied backgrounds and disciplines related to the successful conduct of the oil and gas business, has the leadership, wisdom and experience necessary to provide strategic commercial direction to the Company.

        The committee measures performance of the Board of Directors through annual self-evaluation, regularly reviews Board needs and requirements against the balance and mix of skills of the Board as a whole and monitors relevant market trends and Securities and Exchange Commission ("SEC") requirements.

Criteria for Evaluating Director Nominees

        Criteria that the Nominating and Corporate Governance Committee uses to consider potential members of the Board of Directors include the following:

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  a candidate's depth of experience at the policy-making level in business, government or education;

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  the balance of the business interest and experience of the incumbent or nominated directors;

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  a candidate's availability and willingness to devote adequate time to Board of Directors duties;

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  the need for any required expertise on the Board of Directors or one of its committees;

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  a candidate's character, judgment, integrity, reputation and ability to make independent analytical, probing and other inquiries;

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  a candidate's willingness to exercise independent judgment;

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  a candidate's financial independence to ensure such candidate will not be financially dependent on director compensation; and

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  in the case of an incumbent director, such director's past performance on the Board of Directors.

        The criteria described above are intended to provide a flexible set of guidelines for the effective functioning of Toreador's director nominations process and are reviewed as often as deemed appropriate.

Consideration of Stockholder Recommendations of Director Candidates

        The Nominating and Corporate Governance Committee will consider a stockholder's recommendations concerning possible candidates for nomination to the Board of Directors if the stockholder meets the following requirements: (i) the stockholder is entitled to vote for the election of directors at the meeting; (ii) the stockholder is a stockholder of record of not less than 1% of outstanding shares of Toreador common stock at the time of the recommendation; and (iii) the stockholder submits a written recommendation to: Director Nominations, 13760 Noel Road, Suite 1100, Dallas, Texas 75240-1383.

        The written submission must include the following information:

  •
  the name and address, as they appear in Toreador's stock ledger, of the stockholder and the name and address of the beneficial owner of Toreador's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

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  the class and number of the shares of stock of Toreador that are owned beneficially and of record by the record stockholder and by the beneficial owner of Toreador's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made;

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  any material interest or relationship that such recommending record stockholder and/or the beneficial owner of Toreador's shares of stock, if different from the record stockholder, on whose behalf the recommendation is made, has with the recommended individual;

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  biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer's business);

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  all previous and current board memberships or similar positions held by the recommended individual;

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  any other information that the stockholder believes would aid the committee in its evaluation of the recommended individual;

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  written consent of the recommended individual (i) to stand for election if nominated by the Board of Directors and to serve as director if elected by Toreador's stockholders, (ii) to comply with the expectations and requirements for service on the Board of Directors set forth in the Code of Ethical Conduct and Business Practices, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members and (iii) to provide all relevant information required to conduct an evaluation; and

  •
  all other information relating to the recommended individual that may be required by applicable laws.

        If the stockholder's director nominee is to be considered for election at Toreador's Annual Meeting of Stockholders, the written submission must be received not more than 180 days nor less than 120 days prior to the anniversary of Toreador's preceding Annual Meeting of Stockholders. If the stockholder's nominee is to be considered for election at a special meeting of stockholders or at Toreador's Annual Meeting of Stockholders the date of which changed by more than 30 days from the anniversary date of Toreador's preceding Annual Meeting of Stockholders, the stockholder's written submission must be received no later than the close of business on the tenth day following the earlier of (i) the day on which notice of the date of such meeting of stockholders was mailed or (ii) public disclosure, as defined in Toreador's bylaws, of the date of such meeting of stockholders was made.

        The nominating process for stockholder recommendations concerning possible candidates for the nomination to the Board of Directors has not changed from the process disclosed in the 2010 proxy statement.

Corporate Governance Review

        The Nominating and Corporate Governance Committee is in the process of a comprehensive review of our Code of Ethical Conduct and Business Practices, Corporate Governance Guidelines and other Board and company governance policies and practices to ensure robust policies and practices that reflect our status as a Delaware corporation operating in Paris, France. As part of this review, the Nominating and Corporate Governance Committee recently adopted an insider trading policy and stock ownership policy for directors.

Audit Committee

        The Audit Committee is currently composed of Messrs. de Combret, Vann and Williamson (Chairman) . All members of the Audit Committee are independent pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3(b)(1) under the Exchange Act. The Board of Directors has determined that Mr. Williamson is an "audit committee financial expert" as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee held eight meetings in 2010, and overall committee attendance was 94%.

        A copy of the Audit Committee Charter is available on our website at www.toreador.net.

        The purpose of the Audit Committee is to oversee (i) our accounting and financial reporting processes, (ii) the integrity of our financial statements and disclosures, (iii) our compliance with legal and regulatory requirements, (iv) the qualifications and independence of our independent auditing firm, (v) the performance of our internal audit function and independent auditor, (vi) our internal control systems, and (vii) our process for monitoring compliance with our Code of Ethical Conduct and Business Practices.

Report of the Audit Committee

        The Audit Committee Charter sets forth the responsibilities of the Audit Committee which include: (i) selecting, evaluating and reviewing the independence of and approving services provided by our independent registered public accounting firm; (ii) reviewing the conduct of the audit; (iii) resolving disagreements, if any, between our management and our independent registered public accounting firm; (iv) reviewing critical accounting policies and practices and any proposed changes thereto; (v) reviewing Form 10-K and Form 10-Q prior to filing, and overseeing Toreador's procedures with respect to press releases containing information regarding financial performance; (vi) overseeing Toreador's internal audit function; (vii) reviewing and assessing the adequacy of Toreador's internal control systems; (viii) overseeing compliance with the Code of Ethical Conduct and Business Practice; (ix) reviewing and approving (if appropriate) related-party transactions; and (x) preparing the annual Audit Committee Report.

        In fulfilling its responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed and discussed with Ernst & Young Audit ("Ernst & Young"), the Company's independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Toreador's accounting principles. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), and applicable SEC rules and regulations. In addition, the Audit Committee has discussed with Ernst & Young its independence from management and Toreador, including the matters in the written disclosures and the letter provided to Toreador (and received and reviewed by the Audit Committee) by Ernst & Young, as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young's communications with the Audit Committee, and considered the compatibility of non-audit services with Ernst & Young's independence.

        The Audit Committee discussed with Ernst & Young the overall scope and plans for its audits. The Audit Committee met with Ernst & Young, with and without management present, to discuss the results of its examinations, its evaluations of Toreador's internal controls, and the overall quality of Toreador's financial reporting.

        The Audit Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and Ernst & Young's report on the effectiveness of the Company's internal control over financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2010 for filing with the SEC.

By the Audit Committee:
Herbert Williamson III, Chairman Bernard de Combret Ian Vann

 Compensation Committee

        The Compensation Committee is currently composed of Messrs. de Combret (Chairman), Kroloff and Vann. All members of the Compensation Committee are (i) independent pursuant to Rule 5605(a)(2) of the Nasdaq Listing Rules and (ii) "non-employee directors," as that term is defined in Rule 16-b(3) under the Exchange Act. The Compensation Committee held nine meetings in 2010, and overall committee attendance was 92%.

        A copy of the Compensation Committee Charter is available on our website at www.toreador.net.

        The purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to executive compensation. Pursuant to its charter, the specific functions of the Compensation Committee include: (i) reviewing our compensation strategy; (ii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation and deferred compensation for the Chief Executive Officer; (iii) reviewing and making recommendations to the Board of Directors with respect to the base salary, incentive compensation and deferred compensation for other executive officers; (iv) administering incentive and equity-based plans in which the Chief Executive Officer and other executive officers may be participants; (v) reviewing and making recommendations to the Board of Directors regarding compensation paid to the directors; and (vi) preparing the Compensation Committee Report on executive compensation.

        With respect to director compensation, pursuant to its charter, the Compensation Committee annually reviews and makes recommendations to the Board of Directors regarding the compensation paid to the Company's directors. This annual review considers the form or forms of compensation and whether to include any annual retainer, any fees paid for attendance at meetings of the Board of Directors and any of its committees and grants of stock options or stock.

        For a further discussion of the Compensation Committee's role in executive officer compensation, the role of executive officers in determining or recommending the amount or form of executive compensation and the Compensation Committee's use and engagement of independent third-party compensation consultants, please see the "Compensation Discussion and Analysis" section of this proxy statement, including sections "Compensation Philosophy and Objectives," "Determination of Compensation," and "Elements of Compensation." Pursuant to the Compensation Committee Charter, the Compensation Committee may delegate authority to a subcommittee consisting of at least two members of the Board of Directors but has not done so to date.

Risk Assessment

        The Compensation Committee and management have evaluated our compensation program and each element of the program to ensure that our policies and practices do not create risks that are reasonably likely to have a material adverse effect. The Compensation Committee has designed a compensation system to promote long-term stockholder value. While the use of annual cash incentive opportunities creates the potential for short term risk taking, we believe the risk is more than offset by the fact that an annual cash incentive is only one of three elements of our overall compensation program; and the Compensation Committee has the ability to utilize discretion to reduce the amount of annual cash incentive awards if an executive officer takes unnecessary risks.

        We believe the other elements of our total compensation program—base salaries and long-term equity awards—are either risk neutral or help lower risk. The Compensation Committee determines the annual base salaries based on numerous factors that lend themselves to an overall evaluation that emphasizes improvement of Toreador and its operations rather than taking risks for short term gain. Our equity incentive awards vest over several years, so while the potential compensation an executive can receive through equity incentive awards is tied directly to appreciation of our stock price, taking excessive risk for a short term gain is incompatible with an executive officer maximizing the value of equity incentive awards.

Compensation Committee Interlocks and Insider Participation

        During all or part of 2010, the members of the Compensation Committee were Messrs. Kroloff, de Combret and Vann and a former director. There were no transactions or relationships described under Item 407(e)(4) of Regulation S-K that involved any directors who served on the Compensation Committee during all or part of 2010.

Other Committees

        From time to time, our Board of Directors forms additional committees to make specific determinations or to provide oversight of specific matters or initiatives. For example, the Strategic Committee was formed in October 2009 and was composed of Messrs. Kroloff and Williamson and two former directors. The Strategic Committee was formed after the completion of the Company's divestitures of its Hungarian and Turkish operations in order to review a full range of strategic alternatives and capital growth options available to the Company to enhance stockholder value. The Strategic Committee retained RBC Capital Markets as its financial advisor to assist it in considering and evaluating all of the available options, including, but not limited to, equity/debt offerings, a credit facility, substantial equity investments, and/or various corporate transactions and a review of possible partnerships in the Paris Basin Shale Oil. The Strategic Committee held three meetings in 2010 before disbanding in June 2010 upon completion of its intended purpose, and overall committee attendance was 100%.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

        We have established a compensation structure for our named executive officers—our President and Chief Executive Officer, Craig McKenzie, and our Chief Financial Officer, Marc Sengès—that is transparent, directly linked to the execution of our strategy and aligned with our stockholders' interests. The objectives and philosophy of our compensation program for our executive officers are as follows:

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  attract highly qualified executive officers who can execute our business strategy in a manner that enhances long-term stockholder value;

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  motivate our executive officers to develop and execute our business strategy and to prioritize and accelerate the execution of key elements of the strategy; and

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  retain our executive officers and align their interests with those of the stockholders of the Company through the use of equity-based compensation (specifically, restricted stock grants).

Determination of Compensation

  Role of the Compensation Committee and the Board

        The Compensation Committee assists the Board of Directors in overseeing compensation. In accordance with The NASDAQ Listing Rules, the Compensation Committee is responsible for recommending to the Board for approval certain types and levels of compensation for our executive officers and for determining itself other types and levels of compensation for our executive officers. See "Committees—Compensation Committee." Our named executive officers are not involved in making compensation-related decisions.

  Use of Compensation Consultants and Benchmarking

        The Compensation Committee has the authority to retain and terminate independent third-party compensation consultants, and has retained such consultants in the past for the purposes of, among other things, obtaining services such as market intelligence on compensation trends (including as regards our industry and principal market locations), views and recommendations with respect to our specific compensation programs, and analyses and recommendations with respect to the amount or form of executive compensation.

        In 2010, we engaged AG Ferguson & Associates to review our compensation strategy, philosophy and reward program and to propose a peer group of high-performing companies in the oil and natural gas industry to serve as a set against which to evaluate our compensation practices. The 13 U.S. and Canadian public companies selected as our peer group all had positive share price growth between 2009 and 2010:

Abraxas Petroleum	Linn Energy LLC
ATP Oil & Gas	RAM Energy Resources
Brigham Exploration Co.	Rex Energy Corp.
Carrizo Oil & Gas, Inc.	Rosetta Resources
EV Energy Partners LP	Swift Energy
Gulfport Energy Corp.	Warren Resources, Inc.
Legacy Reserves LP

        In line with our objective of attracting, motivating and retaining highly qualified executives, we attempt to target overall compensation at or near the 75th percentile as compared to our peer group. In the report provided by our compensation consultant in 2010, our 2009 compensation fell between the 50th and 75th percentile of our peer group.

        We intend to evaluate our peer group routinely to ensure that the companies included provide a suitable comparison against Toreador. To this effect, the Compensation Committee has begun efforts to establish a separate peer group of energy companies in Europe as a basis for additional comparison so as to ensure our peer group data set remains robust and accurate by providing a broad comparative context.

Elements of Compensation

        Our compensation program consists of three components: base salary, short-term incentive, and long-term equity incentive, each of which is described in more detail below. Each component is designed to reinforce the objectives of our compensation program as discussed above in Compensation Philosophy and Objectives, and together, provide a mixture of compensation that is designed to promote long-term stockholder value.

        Our executive officers' compensation is weighted at target so as to put 75% of their annual compensation at risk as performance-based compensation, rather than fixed compensation, such that target compensation levels can only be achieved if the strategic milestones of the Company are also being executed and have produced growth in long-term stockholder value. The primary elements of compensation for our executive officers are as follows:

  •
  Base Salary.  An executive officer's base salary at target comprises 25% of his total compensation package. We pay base salary in order to attract highly-qualified executives and to match competitors for executive talent, in light of salary norms in the industry and the general marketplace.

  •
  Short-Term Incentive Compensation.  A named executive officer's short-term incentive compensation at target comprises 25% of his total compensation package. This incentive is intended to motivate and give priority to the execution of the Company's in-year strategic milestones necessary to advance the Company's business strategy. The Board may increase the target level of the short-term incentive award.

  •
  Long-Term Equity Incentive Compensation.  An executive officer's long-term incentive award at target comprises 50% of his total compensation package. Vesting conditions imposed upon these equity awards serve to help retain our named executive officers. Moreover, equity compensation is granted in the form of restricted stock which we believe best aligns our executive officers with the economics of our stockholders by exposing executives to downside risk as well as upside appreciation directly related to our stock price.

        In addition to the above and consistent with the norms of the industry and the market in general, we also provide Mr. McKenzie with certain health and foreign service benefits, which are part of a competitive overall compensation package. Neither of our current named executive officers receives perquisites.

        We also are party to employment agreements with our named executive officers which provide for the payment of severance compensation upon certain terminations of employment. These terms are designed to ensure that the motivation to grow long-term stockholder value is paramount to other financial interests. They also contain restrictive covenants and prohibit the disclosure of our confidential information both during the term of employment and following termination. These agreements are valuable in aligning the interests of the executives with those of the stockholders, retaining our executives, and protecting our confidential information during and after employment.

 Compensation Decisions in 2010

  Employment Agreements

        In 2009, we entered into employment agreements with both of our named executive officers. These agreements generally provide the formal structure for the payment of the compensation package available for both named executive officers in 2010. The form of employment agreement applicable to each named executive officer is substantially the same, which we felt important as a means of aligning the interests and motivations of our small executive team. See Employment Agreements under "Narrative Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table" below for additional discussion regarding our employment agreements with our named executive officers.

        In December 2010, we negotiated an extension of Mr. McKenzie's employment agreement until March 2012. Mr. McKenzie's initial two-year contract was set to expire in March 2011 by its own terms. The Board of Directors considered Mr. McKenzie's performance over the previous two years and our strategic priorities associated with our shale oil proof of concept to reach a unanimous decision to extend Mr. McKenzie's contract by one year.

        As mentioned above, our compensation philosophy emphasizes long-term incentive compensation to align the interests of our executives with our stockholders by making long-term equity awards 50% of our executive officers' compensation at target. The fact that our compensation philosophy emphasizes long-term equity awards along with the fact that our stock price was depressed on Mr. McKenzie's initial engagement resulted in Mr. McKenzie holding a substantial number of shares of our stock. Our share price growth since Mr. McKenzie's engagement combined with the number of shares held by Mr. McKenzie provided a disincentive for Mr. McKenzie to agree to an extension to the term of his employment agreement. In order to counter this disincentive and as the basis for Mr. McKenzie's agreement to the extension of his employment agreement, the Board of Directors approved a one-time amendment to provide Mr. McKenzie with the option to receive all or a portion of his long-term incentive compensation for 2010 in cash rather than equity. In agreeing to the one-time amendment, the Board of Directors considered whether the proposal was in harmony with the Company's compensation philosophy and determined that it specifically furthered the objective of executive retention, that Mr. McKenzie retained sufficient value and volume of equity to ensure continued alignment with stockholders as evidenced by his having significant beneficial ownership of the Company's outstanding stock, and that the approval of the amendment helped conserve the total value and amount of shares available for future grants under the 2005 LTIP.

  Base Salary

        In setting 2010 base salaries for the named executive officers, the Compensation Committee relied on, among other sources, information provided by our compensation consultant. The peer company review provided by the compensation consultant showed that Mr. McKenzie's and Mr. Sengès's base salaries during 2010 were between the 50th and 75th percentile of base salaries paid to executives holding their positions at our peer companies. Therefore, the Compensation Committee decided to keep base salaries at the 2009 level.

  Short-Term Incentive Compensation

        For the 2010 fiscal year, Mr. McKenzie and Mr. Sengès were eligible to receive short-term incentive compensation in the form of a cash bonus, with target bonus amount equal to 100% of base salary, in the case of Mr. McKenzie, and 75% of base salary, in the case of Mr. Sengès. The actual bonus amount payable was dependent upon the achievement of the following performance objectives

(as determined by the Board of Directors), each of which related to our business strategy, with each objective accorded a different weight (shown in the parentheses):

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  Objectives relating to steady growth (30%)—These included meeting production, revenue and cost-containment targets; expanding the conventional oil segment of our business; and meeting talent acquisition and corporate capability goals.

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  Objectives relating to "step change" (70%)—These included establishing and implementing a joint venture in connection with the shale source rock segment of our business; and establishing and implementing a merger and acquisition strategy.

In addition, in the event that the named executives were able to meet certain "stretch" subjective goals related to health, safety and environment performance, risk mitigation, business diversification, sustainability, and accessing and building the business they would be eligible to receive an additional 50% of their respective target bonus amounts (for a combined total of 150% of base salary for Mr. McKenzie, and 112.5% of base salary for Mr. Sengès).

        The Compensation Committee evaluated the accomplishment of the performance objectives relating to steady growth and step change and determined that Mr. McKenzie and Mr. Sengès should be awarded bonuses equal to 90% of target. In deciding not to recommend the full 100% of target, the Compensation Committee noted that all objectives were completed except for one objective relating to steady growth related to expanding the conventional oil segment of our business. The Compensation Committee then evaluated the "stretch" elements and in recommending that the full 50% of target should be awarded noted in particular the performance related to health, safety and environment performance and sustainability. The Board followed the recommendation of the Compensation Committee and unanimously awarded Mr. McKenzie a bonus of 140% of his base salary and Mr. Sengès a bonus of 105% of his base salary for the 2010 fiscal year.

  Long-Term Equity Incentive Compensation

        Pursuant to their employment agreements, Messrs. McKenzie and Sengès are eligible for annual grants of restricted stock for each fiscal year during the term of their employment, the size of which will depend on the relative performance for the year of the Company's stock price against its competitors. These grants are made under our 2005 Long-Term Incentive Plan (the "2005 LTIP") and vest in three equal installments on the first, second, and third anniversaries of the date of grant.

        In determining the size of the annual grants, the Compensation Committee will calculate the average closing price of the Company's common stock during the last 15 days of January, for both the performance year and the then-current year (each, a "January Average"). The Compensation Committee will also run these calculations for the Company's peer group. Then, the Compensation Committee will calculate the year-to-year change in the January Averages for the Company and for the peer group and will rank the Company and its competitors in order of stock value appreciation from the performance year to the then-current year. Messrs. McKenzie and Sengès will be entitled to an award of restricted stock depending on the Company's competitive performance, first ranking the Company's stock appreciation against its competitors to derive a competitive performance percentile which is then used (see the table below) to fix the multiple of target value to be awarded for performance in restricted stock grants. Pursuant to his employment agreement, Mr. McKenzie's target award is 200% of base salary and Mr. Sengès' target award is 150% of base salary.

Company's Performance Rank	LTI Award Multiple
Below 50th percentile	0
50th percentile	50% of target
75th percentile	100% of target
100th percentile	150% of target

        If the Company's rank is below the 50th percentile in competitive performance, no grants are made under the long-term incentive program. Target performance is the 75th percentile in share value growth with progressive earning opportunities (calculated by linear interpolation) under the long-term incentive program all the way up to the best in competitor performance.

        The Compensation Committee reviewed one-year stock performance and determined that stock price appreciation ranked at the 72nd percentile for 2010 against the competitor group. The Compensation Committee, noting the sustainable trend of stock performance as two-year performance ranked at the 90th percentile against the competitor group, made a long-term incentive award at 110% of the target amount for Messrs. McKenzie and Sengès, or 2.2 times and 1.65 times their base salary, respectively.

        As part of the consideration to extend Mr. McKenzie's employment agreement, as discussed in Employment Agreements above, the Board of Directors agreed to a one-time amendment to provide him with the option to receive all or a portion of his long-term incentive compensation for 2010 in cash rather than restricted stock. The Board of Directors also allowed Mr. Sengès to receive his long-term incentive compensation for 2010 in cash rather than restricted stock. We felt that providing equal treatment of our named executive officers was important for equitable reasons and as a means of aligning the interests and motivations of our small executive team. The cash amounts unanimously awarded to Messrs. McKenzie and Sengès are included under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table and no long-term incentive award is shown on the Grants of Plan-Based Awards Table below.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:
Bernard de Combret, Chairman Adam Kroloff Ian Vann

Summary Compensation Table

        The following table sets forth information regarding the total compensation received by or earned by the Company's Chief and Chief Financial Officer Executive Officer during 2010 and 2009. This table and accompanying narrative should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives and other information regarding the Company's executive compensation program.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Craig McKenzie	2010	420,000		—	—	1,512,000	(2)	126,234	(3)	2,058,234
President and Chief	2009	396,307		3,224,722	—	630,000		395,611		4,646,640
Executive Officer
Marc Sengès	2010	278,008	(4)	—	—	727,797	(5)	6,475		1,012,279
Chief Financial Officer	2009	89,984		615,000	—	158,317		—		863,301

(1)
These amounts represent the aggregate grant date fair value of awards granted to our named executive officers in 2009, as determined under FASB ASC Topic 718. For information on the valuation assumptions with respect to awards made, refer to note 11 in the Company's financial statements in our annual report on Form 10-K filed March 16, 2010. The amounts above reflect the Company's aggregate accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)
This amount represents $588,000 earned as short-term incentive compensation and a one-time cash amount of $924,000 awarded in lieu of restricted stock under the 2005 LTIP. Please see Long-Term Incentive Compensation above for additional discussion regarding this one-time cash award.

(3)
Consists of (i) $66,237 in reimbursements for expenses related to housing in Paris, (ii) $51,110 in foreign service reimbursements and (iii) $8,887 of automobile expenses.

(4)
Mr. Sengès's base salary was converted from Euros to United States Dollars using the exchange rate as of the last day of the month for each month during 2010 and 2009 that Mr. Sengès was employed.

(5)
This amount represents $288,373 earned as short-term incentive compensation and a one-time cash amount of $439,424 awarded in lieu of restricted stock under the 2005 LTIP. Please see Long-Term Incentive Compensation above for additional discussion regarding this one-time cash award.

Grants of Plan-Based Awards Table

        The following table summarizes the 2010 grants of equity and non-equity plan-based awards.

Name	Grant		Estimated Possible Payouts under Non-Equity Incentive Plan Awards: Target(1)	Estimated Possible Payouts under Non-Equity Incentive Plan Awards: Maximum(1)	All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
Craig McKenzie	NA	(2)	—	—	—	—
	3/12/2010		$420,000	$1,260,000	—	—
Marc Sengès	NA	(2)	—	—	—	—
	3/12/2010		$204,940	$546,506	—	—

(1)
Granted pursuant to Messrs. McKenzie's and Sengès's employment agreements, described below. There were only target and maximum levels, and no threshold levels. Mr. Sengès's amount is converted from Euros to United States Dollars using the exchange rate as of December 31, 2010.

(2)
Grants of restricted stock made to Messrs. McKenzie and Sengès normally are determined pursuant to a formula set forth in each of their employment agreements. As described above, the Compensation Committee made a one-time amendment to allow the 2010 long-term incentive awards to be paid in cash rather than restricted stock, and consequently, the value of the 2010 long-term incentive award amount for Messrs. McKenzie and Sengès are included under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

Narrative Disclosure Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

        Total compensation as represented in the Summary Compensation Table includes certain reimbursements made to Mr. McKenzie during 2010 as well as short-term incentive compensation and a one-time cash award made in lieu of restricted stock under the 2005 LTIP for each of Messrs. McKenzie and Sengès. Please see Long-Term Incentive Compensation above for additional discussion regarding these one-time cash awards. Base salary paid represented 20.4% of Mr. McKenzie's total compensation as represented in the Summary Compensation Table, and 27.5% of Mr. Sengès's total compensation as represented in the Summary Compensation Table.

Employment Agreements

Mr. McKenzie

        We have a formal employment agreement with Mr. McKenzie to serve as our President and Chief Executive Officer. The initial agreement, which was effective March 27, 2009, had a two-year term. As discussed above, in December 2010, however, an extension to Mr. McKenzie's employment agreement was negotiated for an additional one-year term until March 27, 2012.

        Under the agreement, Mr. McKenzie is eligible for (i) a base salary of at least $420,000 per year, (ii) an annual performance-based bonus with a target amount of 100% of base salary, (iii) participation in all health insurance and retirement programs maintained by the Company in which senior executives are entitled to participate, and (iv) reimbursement for reasonable business and travel expenses. The agreement also provides for the grant of an annual long-term incentive award payable in shares of our common stock that vest in three equal installments on the subsequent first, second, and third anniversaries of the effective date of Mr. McKenzie's contract . For each fiscal year, the size of the long-term incentive award will depend on the Company's stock price performance relative to its competitors, as described above. As discussed above in Long-Term Incentive Compensation in the Compensation Discussion and Analysis, however, Mr. McKenzie negotiated with the Compensation Committee as part of the extension of his employment agreement a one-time amendment to grant him the option to receive all or a portion of his long-term incentive compensation for 2010 in cash rather than restricted stock.

        If Mr. McKenzie's employment is terminated due to his death or disability, he will be entitled to (i) accrued but unpaid base salary and expense reimbursements ("accrued obligations"), (ii) any earned but unpaid short-term incentive award, (iii) a pro rata portion of his short-term incentive award for the year in which termination occurs, and (iv) pro rata vesting of any unvested shares of common stock held by Mr. McKenzie. If Mr. McKenzie dies or becomes disabled while traveling on official Company business, in lieu of the foregoing benefits, he (or his estate) will be entitled to the severance benefits payable upon a termination without cause or resignation for good reason, discussed below.

        In the event Mr. McKenzie is terminated by the Company without cause (as defined in the agreement) or as a result of the Company's decision not to renew the term of the agreement, or he resigns for good reason (as defined in the agreement), he will be entitled to (i) accrued obligations, (ii) any earned but unpaid short-term incentive award, (iii) a pro rata portion of his target short-term incentive award (or, in the event of the Company's non-renewal, the short-term incentive award for the year in which termination occurs), (iv) immediate vesting of any unvested shares of common stock held by Mr. McKenzie, (v) continuation of base salary and target short-term incentive award payments (or, in the event of the Company's non-renewal, just base salary) for two years following termination, and (vi) continuation of health benefits for two years following termination. If Mr. McKenzie's termination without cause or resignation for good reason occurs within the year following a change of control of the Company (as defined in the agreement), Mr. McKenzie will be entitled to the same payments and benefits set forth in the preceding sentence, except that the base salary and short-term incentive award portion of his severance will be paid in a lump sum (as opposed to over a two-year period).

        Mr. McKenzie's employment agreement contains a tax equalization provision which provides that in the event that the compensation received by Mr. McKenzie pursuant to the agreement becomes subject to taxation in France, Mr. McKenzie will be paid an additional amount so that Mr. McKenzie will be left in the same after-tax position as if his compensation had only been subject to any applicable U.S. federal, state and local taxes. The agreement also subjects Mr. McKenzie to standard prohibitions against disclosure of confidential information, as well as non-competition and non-solicitation covenants during the term of his employment and for one year thereafter.

Mr. Sengès

        On September 15, 2009, the Company entered into an employment agreement with Mr. Sengès. The initial term of the agreement will expire on September 15, 2011 but will automatically be extended for additional one-year terms unless either the Company or Mr. Sengès provides written notice of a desire not to renew the agreement at least 90 days prior to its expiration.

        Under the agreement, Mr. Sengès is eligible for (i) a base salary of at least €204,500 per year, (ii) an annual performance-based bonus with a target amount of 75% of base salary, (iii) participation in all health insurance and retirement programs maintained by the Company in which senior executives are entitled to participate, and (iv) reimbursement for reasonable business and travel expenses. The agreement also provides for the grant of an annual long-term incentive award payable in shares of our common stock. For each fiscal year, the size of the long-term incentive award depends on the Company's stock price, as described above. Each long-term incentive award granted under the agreement vests in three equal installments on the first, second, and third anniversaries of the date the award is granted. As discussed above in Long-Term Incentive Compensation in the Compensation Discussion and Analysis, however, the Compensation Committee approved a one-time amendment to provide Mr. Sengès with the option to receive all or a portion of his long-term incentive compensation for 2010 in cash rather than restricted stock.

        If Mr. Sengès's employment is terminated due to his death or disability, he will be entitled to (i) accrued obligations, (ii) any earned but unpaid short-term incentive award, (iii) a pro rata portion of his short-term incentive award for the year in which termination occurs (provided Mr. Sengès has worked for at least six months in the fiscal year to which the bonus relates), and (iv) pro rata vesting of any unvested shares of common stock held by Mr. Sengès. If Mr. Sengès dies or becomes disabled while traveling on official Company business, in lieu of the foregoing benefits, he (or his estate) will be entitled to the severance benefits payable upon a termination without cause or resignation for good reason, discussed below.

        In the event Mr. Sengès is terminated by the Company without cause (as defined in the agreement) or he resigns for good reason (as defined in the agreement), he will be entitled to the same payments and benefits to which he is entitled upon termination due to death or disability, except that he will receive a pro rata portion of his short-term incentive award regardless of how long he has worked during the year in which termination occurs.

        Finally, in the event Mr. Sengès's employment is terminated as a result of the term of his employment not being extended by him, he will be entitled to accrued obligations and any earned but unpaid short-term incentive award. If the Company elects not to renew the term of Mr. Sengès's employment, or if he is terminated without cause or for good reason within the year following a change of control of the Company (as defined in the agreement), he will be entitled to the same payments and benefits to which he is entitled upon termination due to death or disability, plus continuation of base salary for twenty-four months following termination (the base salary portion of the severance payment will be paid in a lump sum in the event that Mr. Sengès undergoes a qualifying termination of employment following a change of control).

        The agreement subjects Mr. Sengès to standard prohibitions against disclosure of confidential information, as well as non-competition and non-solicitation covenants during the term of his employment and for one year thereafter.

Equity Awards

        As discussed above, restricted stock granted to our named executive officers pursuant to the 2005 LTIP vests ratably over three years. In addition, any dividends that are paid on our common stock are also payable on the restricted stock, and our named executive officers have the right to vote all shares of restricted stock held by them.

Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the total outstanding equity awards as of December 31, 2010 for each named executive officer. The market value of the stock awards was based on the closing price of $15.52 of our common stock on December 31, 2010, the last trading day of 2010. The unvested stock awards include those grants of equity awards made in 2009 which were outstanding and unvested on December 31, 2010.

Name	Number Of Shares of Stock That Have Not Vested (#)(1)	Market Value of Number of Shares of Stock That Have Not Vested ($)(2)
Craig McKenzie	209,738	3,255,134
Marc Sengès	40,000	620,800

(1)
One-third of Mr. McKenzie's stock awards vest on each of the first three anniversaries of the date of his employment agreement. One-third of Mr. Sengès stock awards vest on each of the first three anniversaries of the date of grant.

(2)
These amounts reflect the closing price of $15.52 per share on December 31, 2010.

Option Exercises and Stock Vested in 2010

        The following table summarizes for the named executive officers in 2010 the number of shares acquired upon the vesting of restricted stock and the value realized, each before payout of any applicable withholding tax.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig McKenzie	104,869	781,274	(1)
Marc Sengès	20,000	175,600	(2)

(1)
These amounts reflect the closing price of $7.45 per share on March 26, 2010, the last trading day before the first anniversary of the date of Mr. McKenzie's employment agreement.

(2)
These amounts reflect the closing price of $8.78 per share on September 15, 2010, the first anniversary of the date of grant of restricted stock.

Potential Payments Upon Termination or Change in Control

        As described above, we are party to employment agreements with our current named executive officers which provide for payments and benefits upon certain qualifying terminations of employment. Set forth below are that amounts that Messrs. McKenzie and Sengès would have received if the specified events had occurred on December 31, 2010. The closing stock price on December 31, 2010 was $15.52 per share.

Craig McKenzie Executive Benefits and Payment Upon Termination	Termination Without Cause / With Good Reason/CIC Termination(1)	Company Non- Renewal of Agreement	Death or Disability	Death or Disability while on Company Business(2)
Compensation:
Base Salary	$840,000	$840,000	$—	$840,000
Short-Term Incentive Award	$1,260,000	$588,000	$420,000	$1,260,000
Accelerated Vesting of Restricted Stock	$3,255,134	$3,255,134	$1,181,658	$3,255,134
Continuation of Health Benefits	$37,701	$37,701	$—	$37,701

Total	$5,392,835	$4,720,835	$1,601,658	$5,392,835

(1)
These amounts would be payable only if the Company elected not to renew the term of Mr. McKenzie's employment agreement, if he was terminated without cause or resigned for good reason, or if he was terminated without cause or resigned during the year following a change in control.

(2)
These amounts would be payable only if Mr. McKenzie had died or become disabled while traveling on Company business.

Marc Sengès Executive Benefits and Payments Upon Termination	Termination Without Cause/ With Good Reason	Company Non- Renewal of Agreement/CIC Termination(1)	Death or Disability	Death or Disability while on Company Business(2)
Compensation:
Base Salary	$—	$546,506	$—	$—
Short-Term Incentive Award	$204,940	$204,940	$—	$204,940
Accelerated Vesting of Restricted Stock	$620,800	$620,800	$230,461	$620,800

Total	$825,740	$1,372,246	$435,401	$825,740

(1)
These amounts would be payable only if the Company elected not to renew the term of Mr. Sengès's employment agreement or if he was terminated without cause or resigned for good reason during the year following a change in control.

(2)
These amounts would be payable only if Mr. Sengès had died or become disabled while traveling on Company business.

Director Compensation

        The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Herbert C. Williamson III	40,000	100,000	140,000
Dr. Peter J. Hill(2)	60,000	150,000	210,000
Julien Balkany(3)	40,000	100,000	140,000
Adam Kroloff	40,000	100,000	140,000
Ian Vann	40,000	100,000	140,000
Bernard de Combret	40,000	100,000	140,000

(1)
These amounts represent the aggregate grant date fair value of awards granted to our directors in 2010, determined under FASB ASC Topic 718. For information on the valuation assumptions with respect to awards made, refer to note 11 in the Company's financial statements in our annual report on Form 10-K filed March 16, 2011.

(2)
Dr. Hill served as a non-employee director of the Board during 2010 but resigned as a member of our Board of Directors and as our non-executive Chairman on April 16, 2011.

(3)
Mr. Balkany served as a non-employee director during 2010 but resigned as a member of our Board of Directors on March 15, 2011.

        We aim to provide a competitive level of compensation to our directors. We pay an annual stipend of $40,000 as the cash component of annual director compensation to each non-employee director, except for the Chairman of the Board of Directors, who receives $60,000 annually. Half of these fees are paid in June of each fiscal year and relate to the director's first six months of service on the Board. The remaining half of these fees is paid in December of each fiscal year and relate to the director's service for the first six months of the following fiscal year. Under the 2005 LTIP, the Chairman of the Board of Directors received $150,000 in value of fully-vested shares of our common stock and our non-employee directors each received $100,000 in value of fully-vested shares of our common stock. No additional compensation is paid to directors who serve on committees, nor are perquisites provided to any of our directors.

 Stock Ownership Policy

        On March 15, 2011, we approved a Stock Ownership Policy that requires our non-employee directors to hold and maintain a number of shares of our common stock equal to two (2) times their annual compensation for serving as a member of our Board of Directors. All current directors have two years from the date of adoption of the Stock Ownership Policy to satisfy the required stock ownership level, and any new director will have two years from his or her initial election or appointment to the Board to satisfy the required stock ownership level. In addition, a director is required to retain all of the shares of common stock received as part of his or her initial grant from the Company until such director achieves the required stock ownership level. Failure to satisfy the applicable stock ownership level within the required compliance period will result in a director being ineligible for nomination for reelection to the Board. Currently, all of our directors are in compliance with the guidelines and requirements set forth in the Stock Ownership Policy. Despite the Stock Ownership Policy, periodic trading of our stock by directors to defray tax expense and to rebalance their individual portfolios is to be expected as our directors receive the significant majority of their compensation for service on our Board of Directors in the form of common stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table sets forth information as of December 31, 2010 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column(2)
Equity compensation plans approved by security holders	57,950	$8.15	1,338,629
Equity compensation plans not approved by security holders	—	—	—

Total	57,950	$8.15	1,338,629

(1)
Amounts do not include 366,840 shares of restricted stock that remain outstanding. The weighted average grant date fair value for such outstanding, unvested shares is $10.72.

(2)
Of the 1,338,629 shares available for future issuance under the plans, 1,318,421 shares are available under the 2005 LTIP which permits the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards, and 20,208 shares are available under the Company's stock option plans.

 EXECUTIVE OFFICERS

        The current executive officers of Toreador are Craig M. McKenzie, President and Chief Executive Officer, and Marc Sengès, Chief Financial Officer.

        For the business background of Mr. McKenzie, who also is a director of Toreador, see "Nominees for Directors" above.

        Mr. Sengès, 44, has been serving as our Chief Financial Officer since September 15, 2009. Prior to that he served as the Corporate Secretary and General Counsel of Progisys International, a private oil and gas services company with operations in Europe, Africa and Asia, from December 2006. Mr. Sengès has also been a member of the Board of Progisys and the company's representative in Switzerland. Prior to joining Progisys, Mr. Sengès served as the Chief Financial Officer and General Counsel of Pebercan Inc. (ticker: PBC CN), a Canadian oil and gas exploration and production company, from November 2005 to November 2006. Prior to joining Pebercan Inc., Mr. Sengès served as Chief Financial Officer and a member of the Executive Committee of Maurel et Prom (ticker: MAU FP), the second largest publicly traded French oil and gas exploration and production company, from February 2005 to October 2005. Before joining Maurel et Prom, from February 2002 to January 2005, Mr. Sengès was an Executive Director at Natexis Banque Populaire, where he was Global Head of the Oil and Gas Structured Finance Department for Africa and the Middle East. Prior to joining Natexis Banque Populaire, Mr. Sengès held various executive positions with several banks including HSBC Investment Bank, Crédit Lyonnais and Société Générale. Mr. Sengès studied Business Law and Finance & Banking at Paris University. Currently, Mr. Sengès serves as the Managing Director of Toreador International Holding Limited Liability Company and President of Toreador France Ltd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of April 1, 2011, the beneficial ownership of Toreador common stock by (i) each named executive officer, each director and each nominee for director of Toreador, (ii) each person who was known to Toreador to be the beneficial owner of more than 5% of the outstanding shares of Toreador common stock and (iii) directors and executive officers of Toreador as a group (seven persons). Except as otherwise indicated, the address for each beneficial owner is 13760 Noel Road #1100, Dallas, Texas 75240. The applicable percentage ownership is based on 25,951,429 shares of Toreador common stock issued and outstanding as of April 1, 2011, and includes, on an individual basis, the number of shares of Toreador common stock that could be acquired by options or warrants exercisable within 60 days of April 1, 2011. All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on

Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Exchange Act or has been furnished by the respective officers or directors of the Company.

	Toreador Common Stock Beneficially Owned
	Number of Shares		Percent of Class
Directors and Executive Officers:
Bernard de Combret	50,368		*
Adam Kroloff	64,776		*
Ian Vann	64,376		*
Herbert C. Williamson III	63,367		*
Craig McKenzie	318,607	(1)	1.23%
Marc Sengès	85,000	(2)	*
All directors and executive officers as a group (6 persons)	617,494		2.38%
Beneficial owners of 5% or more:
Samana Capital, L.P. 35 Ocean Reef Drive, Suite 142 Key Largo, FL 33037	2,060,256	(3)	7.94%
Zazove Associates, LLC 1001 Tahoe Blvd. Incline Village, NV 89451	1,685,000	(4)	6.10%

*
Less than one percent

(1)
Includes 104,869 restricted shares of common stock that have not yet vested.

(2)
Includes 56,667 restricted shares of common stock that have not yet vested.

(3)
The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by Samana Capital, L.P. ("Samana"), reporting beneficial ownership as of December 31, 2010. Samana reported beneficial ownership of all of the shares, and shared voting and dispositive power with Morton Holdings, Inc., its general partner, and Philip B. Korsant with respect to all of the shares.

(4)
The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13G filed by Zazove Associates, LLC ("Zazove"), reporting beneficial ownership as of December 31, 2010. Zazove, a registered investment advisor, reported beneficial ownership of all of the shares, which include 1,675,000 shares of common stock issuable upon conversion of certain convertible debt securities. Zazove has sole voting and dispositive power with respect to all of the shares. Zazove has discretionary authority with regard to certain accounts that hold the convertible securities. No single account has a more than five percent interest in any class of the Company's securities.

        Except as otherwise indicated above, all shares shown in the above table are owned directly, and the holder thereof has sole voting and investment power with respect to such shares.

PROPOSAL TWO:

ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

        In connection with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and the related rules promulgated by the SEC, we are requesting your advisory, non-binding approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 12 above), the compensation tables (beginning on page 16 above), and the accompanying narrative as presented in this proxy statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives stockholders the opportunity to provide their input on our executive pay program and policies.

Executive Compensation Vote

        We believe that we have developed a compensation structure for our named executive officers that is transparent, directly linked to the execution of our strategy and aligned with our stockholders' interests. In deciding how to vote on this Say-on-Pay proposal, please consider that the objectives of our compensation program for our executive officers are designed to

  •
  attract highly qualified executive officers who can execute our business strategy in a manner that enhances long-term stockholder value;

  •
  motivate our executive officers to develop and execute our business strategy and to prioritize and accelerate the execution of key elements of the strategy; and

  •
  retain our executive officers and align their interests with those of the stockholders of the Company through the use of equity-based compensation (specifically, restricted stock grants).

Our Board of Directors, therefore, urges you to approve the compensation of our named executive officers by voting in favor of the following resolution:

          "RESOLVED, that the stockholders approve, on an advisory basis, the executive compensation program and policies and the compensation of the named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables and the accompanying narrative as presented in this proxy statement."

Vote Required

        The affirmative vote of the holders of the majority of the shares represented at the meeting and who are entitled to vote on, and who vote for, against, or expressly withhold, is required to approve the resolution. As an advisory vote, this Say-on-Pay proposal is not binding. However, our Board of Directors and our Compensation, Corporate Governance and Nominating Committee value the opinions of our stockholder s and will consider the outcome of the vote when making future compensation decisions regarding Toreador's named executive officers.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

 PROPOSAL THREE:

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In connection with the requirements of the Dodd-Frank Act and the related rules promulgated by the SEC, we are asking you to provide an advisory, non-binding vote on how frequently you wish to cast an advisory vote on the compensation of our named executive officers: once every year, once every two years, or once every three years. This proposal, often called a "Say-When-on-Pay" proposal, allows stockholders to provide advisory input on the frequency with which they would prefer a Say-on-Pay proposal included in our proxy statement.

Frequency Vote on Say on Pay

        After careful consideration, the Board of Directors has determined that an advisory vote on named executive officer compensation that occurs every year is the most appropriate alternative for Toreador at this time, and therefore, the Board of Directors recommends that you vote for a one-year interval for the advisory vote on named executive officer compensation. In formulating its recommendation, the Board of Directors considered that an annual advisory vote on named executive officer compensation coincides with our belief to provide the highest level of accountability to stockholders. An annual advisory vote also will allow our stockholders to provide us with current direct input on our compensation policies and practices as disclosed in the proxy statement, which is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders.

        Although the Board of Directors recommends that stockholders vote on a Say-on-Pay proposal every year, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years, or abstain from voting, when you indicate your preference in response to the following resolution:

          "RESOLVED, that the stockholders determine, on an advisory basis, the frequency with which the stockholders shall have an advisory vote on the executive compensation program and policies and the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative as presented in this proxy statement, shall be (a) every one year, (b) every two years or (c) every three years."

Vote Required

        While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation of one year, but rather to make your own choice among a vote once every year, every two years or every three years. You may also abstain from voting on this proposal. The option of one year, two years or three years that receives a plurality of votes cast by our stockholders will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders. However, because this vote is advisory and will not be binding on the Board of Directors, the Board of Directors may decide that it is in the best interests of our stockholders and Toreador to hold an advisory vote on executive compensation more or less frequently than the option approved.

The Board of Directors recommends that you vote for holding future stockholder advisory votes on the compensation of our named executive officers every 1 YEAR.

PROPOSAL FOUR:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of Ernst & Young Audit to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. Ernst & Young Audit began serving as our independent registered public accounting firm in 2010 and is considered by our Audit Committee to be well qualified. If the stockholders do not ratify the appointment of Ernst & Young Audit, the Audit Committee will reconsider the appointment.

The Audit Committee of the Board of Directors and the Board recommend that you vote FOR the proposal to ratify the appointment of Ernst & Young Audit as our independent registered public accounting firm.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        Grant Thornton LLP ("Grant Thornton") had served as Toreador's independent registered public accounting firm since June 6, 2006. On May 9, 2010, the Board of Directors, based on its Audit Committee's recommendation, determined not to re-engage Grant Thornton as the Company's independent registered public accounting firm and approved the engagement of Ernst & Young Audit for the fiscal year ending December 31, 2010. The Company's recent relocation of its headquarters from Dallas, Texas to Paris, France together with the fact that Grant Thornton's audit partner and staff are located in the United States led to certain inefficiencies and higher audit costs, which the Company believes may be reduced by working with Ernst & Young Audit personnel based in Paris. We expect representatives of Ernst & Young Audit to be present at the Annual Meeting and available to respond to questions from stockholders; if representatives of Ernst & Young Audit are present at the Annual Meeting they will have an opportunity to make a statement if they desire to do so.

Fees Billed by Ernst & Young Audit and Grant Thornton During Fiscal Year 2010 and by Grant Thornton During Fiscal Year 2009

        The following table sets forth the aggregate fees billed by Ernst & Young Audit during 2010:

2010
Audit Fees(1)	$698,311
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

$698,311

(1)
Represents fees billed for the audit of our annual financial statements included in Form 10-K, audit of internal control pursuant to Sarbanes-Oxley Section 404, review of quarterly financial statements included in Forms 10-Q, review of filing and consent for Form S-8.

        The following table sets forth the aggregate fees billed by Grant Thornton during 2010:

2010
Audit Fees(1)	$349,607
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

$349,607

(1)
Represents fees billed for the review of quarterly financial statements included in Forms 10-Q and comfort letter issuances

        The following table sets forth the aggregate fees billed by Grant Thornton during 2009:

2009
Audit Fees(1)	$611,375
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—

$611,375

(1)
Represents fees billed for the audit of Toreador's annual financial statements included in Form 10-K, audit of internal control pursuant to Sarbanes-Oxley Section 404, review of quarterly financial statements included in Forms 10-Q, review of filings on Form S-3 and Form S-8, and comfort letter issuances.

Pre-Approval Policies

        As required by the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by independent registered public accounting firms must be pre-approved by Toreador's Audit Committee unless the pre-approval provision is waived in accordance with applicable securities rules and regulations of the SEC. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Audit Committee for its approval at its next scheduled meeting.

        During fiscal year 2010 the Audit Committee approved 100% of the total fees that were paid to Ernst & Young Audit and to Grant Thornton. During fiscal year 2009, the Audit Committee approved 100% of the total fees that were paid to Grant Thornton. None of the services disclosed under "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable rules of the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Please see our discussion under "Compensation Committee Interlocks and Insider Participation" above.

Related-Party Transaction Policy

        In addition to the Board of Directors' Corporate Governance Guidelines that address board independence requirements and the obligations of the directors, officers and employees under our Code of Ethical Conduct and Business Practices, both available at www.toreador.net, the Board of

Directors has adopted a written policy with respect to the review, approval or ratification of related-party transactions. Our policy generally defines a related-party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

        The policy requires our Audit Committee to review and approve related-party transactions and any material amendments to such related party transactions. In reviewing and approving any related-party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed related-party transaction or the proposed material amendment to such transaction, and (ii) determine that the related-party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management will recommend any related-party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee will approve or disapprove such transactions and any material amendments to such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires directors and officers of Toreador, and persons who own more than 10% of Toreador's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. To Toreador's knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the year ended December 31, 2010, Toreador's directors, officers and persons who own more than 10% of Toreador common stock timely complied with all Section 16(a) filing requirements except for the following that were inadvertently reported late due to administrative error: (1) a Form 4 for Bernard de Combret reporting a stock award and a Form 4 for Mr. de Combret recording a sale of our common stock; and (2) a Form 4 for Ian Vann reporting a purchase of our common stock. We subsequently put safeguards into place to minimize the potential for such issues in the future. In addition, in March 2011, we adopted an insider trading policy that, among other things, requires that all trades of officers and directors in our securities be preapproved by the CEO or CFO, which should further reduce the potential for late disclosures by our officer and directors.

CODE OF CONDUCT

        Toreador has adopted a Code of Ethical Conduct and Business Practices applicable to all directors, officers and employees of Toreador, including our Chief Executive Officer and our Chief Financial Officer. The text of the Code of Ethical Conduct and Business Practices is posted on our website at www.toreador.net.

HOUSEHOLDING

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means convenience for stockholders and cost savings for companies.

        A number of brokers with account holders who are Toreador stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Toreador will promptly deliver a separate copy of such proxy statement and annual report upon request. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report by mail to c/o Shirley Anderson, Corporate Secretary, 13760 Noel Road, Suite 1100, Dallas, Texas 75240-1383 or by telephone at (214) 559-3933. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        It is currently contemplated that Toreador's 2012 Annual Meeting of Stockholders will take place on June 7, 2012. Any stockholder who intends to present a proposal at the 2012 Annual Meeting of Stockholders, and who wishes to have a proposal included in Toreador's proxy statement for that meeting, must deliver the proposal to Toreador's Secretary at its principal executive offices for receipt not later than December 29, 2011. A stockholder proposal submitted outside of the processes established in Rule 14a-8 of the Exchange Act will be considered untimely after February 1, 2012. All proposals must meet the requirements set forth in the rules and regulations of the SEC and/or our bylaws in order to be eligible for inclusion in the proxy statement for that meeting.

ANNUAL REPORT AND FINANCIAL STATEMENTS

        A record of Toreador's activities is contained in the enclosed 2010 Annual Report. You may also access our 2010 Annual Report at no charge at https://materials.proxyvote.com/891050, our website at www.toreador.net or at the website maintained by the SEC at www.sec.gov.

By Order of the Board of Directors,

Craig M. McKenzie, President and Chief Executive Officer

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TOREADOR RESOURCES CORPORATION M34635-P08650 TOREADOR RESOURCES CORPORATION C/O TOREADOR HOLDING SAS 5 RUE SCRIBE 75009 PARIS, FRANCE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 Yes No 1. Election of Directors Nominees VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR ALL director nominees in Item 1, FOR Item 2, 1 YEAR for Item 3, and FOR Item 4: 0 0 0 0 0 0 0 0 0 0 0 0 For Against Abstain For Against Abstain 01) Bernard de Combret 02) Adam Kroloff 03) Craig M. McKenzie 04) Ian Vann 05) Herbert Williamson III 2. Proposal to approve on a non-binding, advisory basis the compensation of our named executive officers. 3. Proposal to recommend on a non-binding, advisory basis the frequency of stockholder votes on executive compensation. 4. Proposal to ratify Ernst & Young Audit as our independent registered public accounting firm for the fiscal year ending December 31, 2011. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof. 1 Year 2 Years 3 Years Abstain

TOREADOR RESOURCES CORPORATION C/O Toreador Holding SAS 5 rue Scribe 75009 Paris, France PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 31, 2011 The undersigned hereby constitutes and appoints Craig M. McKenzie and Marc Sengès, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Toreador Resources Corporation held of record by the undersigned on April 1, 2011, at the Annual Meeting of Stockholders to be held at the Sofitel New York, Le Grand Paris Ballroom, 45 West 44th Street, New York, New York, 10036, on Tuesday, May 31, 2011, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated April 27, 2011 and the proxy statement accompanying such notice. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (III) FOR THE APPROVAL ON A NON-BINDING, ADVISORY BASIS OF 1 YEAR FOR THE FREQUENCY OF STOCKHOLDER VOTES ON EXECUTIVE COMPENSATION, (IV) FOR THE RATIFICATION OF ERNST & YOUNG AUDIT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR, AND (V) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M34636-P08650